SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2000

HISPANIC TELEVISION NETWORK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23105 (Commission File Number)	75-2504551 (IRS Employer Identification No.)
6125 Airport Freeway, Suite 200 Fort Worth, Texas (Address of Principal Executive Offices)		76171 (Zip Code)

Registrant's telephone number, including area code: (817) 222-1234

Item 2. Acquisition of Assets.

          On July 11, 2000, Hispanic Television Network, Inc. (Nasdaq symbol: HTVN) (the "Registrant") completed the acquisition of 100% of the outstanding stock of Televideo, Inc. and MGB Entertainment, Inc. (collectively, the "Acquired Entities") pursuant to the terms of an Agreement, dated June 1, 2000, by and between the Registrant, Michael G. Fletcher ("Fletcher"), Robert P. Getz ("Getz") and Nathan Fletcher, as amended (the "Stock Purchase Agreement") by (i) the Addendum to Agreement, dated June 26, 2000, by and between the Registrant, Fletcher, Getz, Nathan Fletcher and Frederick Hoelke ("Hoelke") (the "Addendum") and (ii) by the Agreement, dated June 27, 2000, by and between Hoelke and the Registrant ("Hoelke Agreement" and, together with the Purchase Agreement and Addendum, the "Purchase Agreements"). The Stock Purchase Agreement, Addendum and Hoelke Agreement are each incorporated herein by reference to Exhibits 2.1 through 2.3 of this Report. The Acquired Entities are based in San Antonio, Texas and focus on the production of both English and Spanish language television programs and commericals. The Acquired Entities produce syndicated and network television programming as well as television commercials for advertising agencies and businesses.

          Under the terms of the Purchase Agreements, the Registrant purchased 100% of the outstanding shares of the Acquired Entitles for an aggregate of 120,000 shares of its common stock, par value $0.01 per share (the "HTVN Stock"), with an approximate value of $885,000, based on the closing price of the HTVN Stock on July 11, 2000, through a two-part transaction. The Registrant issued an aggregate of 70,000 shares of HTVN Stock to Fletcher and Getz in exchange for 70% of the outstanding stock of the Acquired Entities. Fletcher and Getz sold the remaining 30% of the Acquired Entities to Hoelke in exchange for 30,000 shares of unrestricted HTVN Stock that Hoelke owned. Hoelke subsequently sold his 30% interest in the Acquired Entities to the Registrant for 50,000 shares of restricted HTVN Stock.

          In addition, Fletcher and Getz assumed liability for all existing trade debt, lease obligations and trade payables of the Acquired Entities. Fletcher and Getz will sell the 30,000 shares of unrestricted HTVN Stock to pay these assumed debts.

          The Registrant will account for the acquisition of 100% of the stock of the Acquired Entities using the purchase accounting method.

          In connection with the Purchase Agreements, the Registrant entered into two-year employment agreements with each of Fletcher, Getz and Nathan Fletcher. Each of these employment agreements contains non-compete provisions.

          Although the Registrant has caused the transfer of certain of the Acquired Entities' assets to itself, the Acquired Entities will continue to operate as wholly-owned subsidiaries of the Registrant, headquartered in San Antonio, Texas.

Item 7. Financial Statements and Exhibits.

          (a)   Financial Statements of the business acquired.

          At this time, it is not practicable to provide the required financial statements for the acquired companies. The financial statements required by Item 7(a) will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report is required to be filed.

          (c)   Exhibits.

Exhibit No.	Description
2.1	Agreement, dated June 1, 2000, by and between Hispanic Television Network, Inc., Michael G. Fletcher, Robert P. Getz and Nathan Fletcher.
2.2	Addendum to Agreement dated June 1, 2000, by and between Hispanic Television Network, Inc., Michael G. Fletcher, Robert P. Getz, Nathan Fletcher and Frederick Hoelke.
2.3

Agreement by and between Frederick F. Hoelke and Hispanic Television Network, Inc. Regarding the Acquisition of Televideo, Inc., BMG (sic) Entertainment, Inc. and Certain Titles to Music Videos and Television Programs Owned by Televideo, Inc., BMG (sic) Entertainment, Inc. and Michael G. Fletcher and Robert P. Getz, dated June 27, 2000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANIC TELEVISION NETWORK, INC.

Date: July 26, 2000	By: /s/ Marco Camacho __________________________________ Chief Executive Officer

          Exhibits.

Exhibit No.	Description
2.1	Agreement, dated June 1, 2000, by and between Hispanic Television Network, Inc., Michael G. Fletcher, Robert P. Getz and Nathan Fletcher.
2.2	Addendum to Agreement dated June 1, 2000, by and between Hispanic Television Network, Inc., Michael G. Fletcher, Robert P. Getz, Nathan Fletcher and Frederick Hoelke.
2.3

Agreement by and between Frederick F. Hoelke and Hispanic Television Network, Inc. Regarding the Acquisition of Televideo, Inc., BMG (sic) Entertainment, Inc. and Certain Titles to Music Videos and Television Programs Owned by Televideo, Inc., BMG (sic) Entertainment, Inc. and Michael G. Fletcher and Robert P. Getz, dated June 27, 2000.